Exhibit 10.53

SECURITY AGREEMENT

This Security Agreement (the "Agreement") is made as of December 8, 2000 by and between JBII Corporation, a Delaware corporation (the "Debtor"), and PopMail.com, Inc., a Minnesota corporation (the "Secured Party").

RECITALS

The Debtor and the Secured Party are parties to a Secured Promissory Note of even date with this Agreement (the "Note"). The parties intend that the Debtor's obligations to repay the Note be secured by certain assets of the Debtor.

AGREEMENT

In consideration of the purchase of the Note by the Secured Party and for other good and valuable consideration, the Debtor hereby agrees with the Secured Party as follows:

1. Grant of Security Interest. To secure the Debtor's full and timely performance of all of the Debtor's obligations and liabilities to the Secured Party pursuant to the Note (including, without limitation, Debtor's obligation to timely pay the principal amount of the Note) (the "Obligations"), the Debtor hereby grants to the Secured Party a continuing security interest (the "Security Interest") in and to all of the property described on Exhibit A to this Agreement (the "Collateral"). The Security Interest shall be a first and prior interest in all of the Collateral.

2. Covenants. The Debtor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

(a) Other Liens. Except for the Security Interest, the Debtor is the owner of the Collateral. No financing statements covering any Collateral or any proceeds thereof are on file in any public office.

(b) Further Documentation. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Secured Party, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) for filing in any jurisdiction.

(c) Indemnification. The Debtor agrees to defend, indemnify and hold harmless the Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral.

(d) Maintenance of Records. The Debtor will keep and maintain at its own expense complete and satisfactory records of the Collateral.

(e) Inspection Rights. The Secured Party shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral. The Secured Party or its representatives may examine such records and make photocopies or otherwise take extracts from such records. The Debtor agrees to render to the Secured Party, at the Debtor's expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(f) Compliance with Laws, etc. The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor's business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Party's rights or the priority of its liens on the Collateral.

(g) Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor's books in accordance with generally accepted accounting principles.

(h) Further Identification of Collateral. The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

3. Secured Party's Appointment as Attorney-in-Fact.

(a) Powers. For purposes of this Agreement, "Event of Default" means Debtor's failure to pay or discharge the Obligations in full in accordance with the terms of the Note. The Debtor hereby appoints the Secured Party and any officer or agent of the Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or its own name, from time to time in the Secured Party's discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor's behalf:

(i) to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party or as the Secured Party directs;

(iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Party may deem appropriate;

(vii) to assign any patent right included in the Collateral of Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and

(viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Party's option and the Debtor's expense, any actions which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Party were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Party shall lawfully do or cause to be done in accordance with this Section 3. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(b) No Duty on Secured Party's Part. The powers conferred on the Secured Party by this Section 3 are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 3.

4. Remedies. If an Event of Default has occurred and is continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the Washington Uniform Commercial Code, as amended from time to time (the "Code").

5. Limitation on Duties Regarding Preservation of Collateral. The Secured Party's sole duty with respect to the custody, safekeeping and preservation of the Collateral, under RCW 62.9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

6. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

7. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Transfer; Successors and Assigns. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns and inure to the benefit of the Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

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The Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

JBII Corporation

a Delaware corporation

By:____________________________

Name:___________________________

Title: ___________________________

Address: 2310 130th Avenue NE

Suite B-202

Bellevue, WA 98005

Facsimile No:(425) 869-3678

SECURED PARTY:

PopMail.com, Inc.,

a Minnesota corporation

By:_________________________

Name:___________________________

Title: ___________________________

Address:

1331 Corporate Dr # 350

Irving, TX 75038

Facsimile Number: (972) 550-5581